AMENDMENT TO SECURED PROMISSORY NOTE AGREEMENT

This Amendment to Promissory Note Agreement (the “Amendment”), is effective as of September 28, 2012 (the “Effective Date”), and is entered by and between T3 Motion, Inc., a Delaware corporation (“Company”), and Perry Trebatch (hereinafter referred to as the “Holder”).

Recitals

WHEREAS, Company and the Holder are parties to that certain Secured Promissory Note Agreement dated September 14, 2012 (the “Note”); and

WHEREAS, the parties now wish to amend the Note as set forth in further detail below.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The maturity date of the Note is hereby extended to October 16, 2012.

2.	Additional cash interest of $4,000 shall be due on the earlier of the maturity date or repayment of the note.

3.	Except as provided herein, all other provisions of the Note shall remain in full force and effect until expiration or termination as set forth therein.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Amendment by facsimile or by email of a scanned copy will be effective as delivery of an original executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date.

T3 Motion, Inc. By: /s/ Domonic Carney Name: Domonic J. Carney Title: Chief Financial Officer	Perry Trebatch By: /s/ Perry Trebatch Name: Title: